THIRD AMENDMENT OF OFFICE LEASE

        This Third Amendment (this “Amendment”) is made and entered into effective retroactively as of May 16, 2001 by and between NINE PENN CENTER ASSOCIATES, L.P., a Pennsylvania limited partnership (“Landlord”) and PMA CAPITAL INSURANCE COMPANY (“Tenant”).

BACKGROUND

        A. Pursuant to that certain Office Lease dated as of May 26, 1994, as amended by that certain First Amendment of Office Lease dated October 30, 1996, by that certain Second Amendment of Office Lease dated as of December 1, 1998, and by that certain Assignment and Assumption of Lease and Consent dated as of December 29, 2000 (as so amended, the “Lease”), Landlord leased to Lorjo Corp. (the “Original Lessee”) certain premises (the “Premises”) consisting approximately 83,903 Rentable Square Feet of office space located on the 27th, 28th, 29th and 30thfloors, and approximately 3,362 Rentable Square Feet of space on the P-2 level, of the building presently known as Mellon Bank Center, located at 1735 Market Street in Philadelphia, Pennsylvania (the “Building”).

        B. Pursuant to that certain Assignment and Assumption of Lease and Consent dated as of December 29, 2000, the Original Lessee assigned to Tenant, which assumed, all of the Original Lessee’s right, title and interest as tenant under the Lease.

        C. Landlord and Tenant now desire to further amend the Lease as hereinafter set forth.

AGREEMENTS

        NOW, THEREFORE, intending to be legally bound hereby and in exchange for good, valuable and sufficient consideration received, Landlord and Tenant agree that the Lease is hereby amended as follows:

               1.Definitions. Unless otherwise herein defined, all terms defined in the Lease shall have the meanings ascribed to them in the Lease when used in this Amendment.

               2. 2001 P-2 Space. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, that certain space on the P-2 level of the Building containing approximately 1,022 Rentable Square Feet, as shown on Exhibit “A”attached hereto (the “2001 P-2 Space), for a term commencing on May 1, 2001 and coterminous with the Term of the Lease, and otherwise on the terms set forth in this Amendment and the Lease. The 2001 P-2 Space shall form a part of the P-2 Space for all purposes under the Lease, except as otherwise expressly provided in this Amendment. Tenant accepts the 2001 P-2 Space in its “as is”condition. Landlord shall not otherwise be obligated to improve the 2001 P-2 Space, and the Rentable Area of the 2001 P-2 Space shall not be included in the Rentable Area of the Premises for purposes of computing any allowances payable by Landlord under the Lease.

        3. Rent.

               3.1 Minimum Rent. Tenant shall pay Minimum Rent for the 2001 P-2 Space at the rate of $15,330.00 per annum, payable in equal monthly installments of $1,277.50 which shall be due and owing on the first day of each calendar month commencing May 1, 2001.

               3.2 Real Estate Taxes. As of May 1, 2001, Tenant's Tax Share is amended to be as follows:

        Tenant's Tax Share      6.5170%

Tenant’s Tax Share shall continue to be adjustable to reflect the size of the Premises, as the same may change from time to time, as set forth in Sections 5.1.2 and 6.1.2 of the Lease.

        4. Brokers. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker, agent, finder or other person in the negotiation for or the obtaining of this Amendment, and each agrees to indemnify and hold the other harmless from any and all costs (including reasonable attorneys’fees) and liability for commissions or other compensation claimed by any such broker, agent, finder or other person employed by the indemnifying party or claiming to have been engaged by the indemnifying party in connection with this Amendment.

        5. Confirmation of Remedy. In order to preserve for Landlord the benefit of the remedy of confession of judgment for ejectment contained in the Lease, Sections 17.2.3 and 17.2.5 of the Lease are hereby restated and ratified as follows:

17.2.3  any prothonotary or attorney of any court of record is hereby irrevocably authorized and empowered to appear for Tenant in any action to confess judgment against Tenant, and may sign for Tenant an agreement, for which this Lease shall be his sufficient warrant, for entering in any competent court an action or actions in ejectment, and in any suits or in said actions to confess judgment against Tenant as well as all persons claiming by, through or under Tenant for the recovery by Landlord of possession of the Premises. Such authority shall not be exhausted by any one or more exercises thereof, but judgment may be confessed from time to time as often as any event set forth in Subsection 17.1 hereof shall have occurred or be continuing. Such powers may be exercised during as well as after the expiration or termination of the original Term and during and at any time after any extension or renewal of the Term, and/or

17.2.5  In any confession of judgment for ejectment, Landlord shall cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Lease (and of the truth of the copy, such affidavit shall be sufficient proof) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, notwithstanding any law, rule of court, custom or practice to the contrary. Tenant releases to Landlord, and to any and all attorneys who may appear for Tenant, all procedural errors in any proceedings taken by Landlord, whether by virtue of the powers of attorney contained in this Lease or not, and all liability therefor. Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale. Tenant further waives the right to any notice to remove as may be specified in the Pennsylvania Landlord and Tenant Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified, and/or

        6. Effect of Amendment. As amended hereby, the Lease remains in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the remaining terms of the Lease, the terms of this Amendment shall govern and control.

        SECTIONS 17.2.3 AND 17.2.5 OF THE LEASE, RESTATED IN SECTION 5 HEREOF, PROVIDE FOR THE CONFESSION OF JUDGMENT AGAINST TENANT FOR EJECTMENT. IN CONNECTION THEREWITH, TENANT, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UPON ADVICE OF SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITATION OF THE FOREGOING, TENANT HEREBY SPECIFICALLY WAIVES ALL RIGHTS TENANT HAS OR MAY HAVE TO NOTICE AND OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT CONFESSED AGAINST TENANT BY LANDLORD HEREUNDER.

        TENANT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LANDLORD HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WILL NOT SEEK TO EXERCISE OR ENFORCE ITS RIGHTS TO CONFESS JUDGMENT HEREUNDER, AND (II) ACKNOWLEDGES THAT THE EXECUTION OF THIS LEASE BY LANDLORD HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS LEASE OF SAID RIGHTS TO CONFESS JUDGMENT AGAINST TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID PROVISIONS WITH TENANT’S INDEPENDENT LEGAL COUNSEL AND THAT THE MEANING AND EFFECT OF SUCH PROVISIONS HAVE BEEN FULLY EXPLAINED TO TENANT BY SUCH COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF TENANT SIGNS HIS OR HER INITIALS IN THE SPACE PROVIDED BELOW.

/s/ ST (Initials)

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

PMA CAPITAL INSURANCE COMPANY
By:	/s/ Stephen G. Tirney
Name: Stephen G. Tirney
Title: Executive Vice President

NINE PENN CENTER ASSOCIATES, L.P.
By NINE PENN CENTER PROPERTIES TRUST, a Maryland real estate investment trust, its general partner
By:	/s/ Jennifer B. Clark
Name: Jennifer B. Clark
Title: Senior Vice President

Exhibit “A”

Floor Plan of 2001 P-2 Space